AMENDMENT AND RESTATEMENT AGREEMENT, dated as of January 29, 2003 (this "Amendment Agreement"), between Central Bancorp, Inc., a Massachusetts corporation (the "Company"), and Registrar and Transfer Company, a New Jersey corporation, as Rights Agent, under the Rights Agreement referred to below (the "Rights Agent").

                              W I T N E S S E T H:

     WHEREAS, the Company has appointed the Rights Agent as Rights Agent under that certain Shareholder Rights Agreement, dated as of October 11, 2001 by and between the Company and EquiServe Trust Company, N.A. (the "Rights Agreement") and the Rights Agent has accepted such appointment;

     WHEREAS, the Company has requested that the Rights Agent duly execute and deliver this Amendment Agreement;

     WHEREAS, Section 5.4 of the Rights Agreement provides that the Company and the Rights Agent may from time to time amend the Rights Agreement in any respect prior to the Distribution Date (as defined in the Rights Agreement) and that the Rights Agent will, at the request of the Company, execute and deliver any amendment to the Rights Agreement satisfying the terms of Section 5.4; and

     WHEREAS, no Distribution Date has occurred as of the date hereof;

     NOW, THEREFORE, in consideration of the premises, the parties hereby agree as follows:

     1. Amendment and  Restatement.  The Rights  Agreement is hereby amended and
        --------------------------
restated to read as set forth in the attached Amended and Restated Shareholder Rights Agreement.

     2. Counterparts.  This Amendment Agreement may be executed in any number of
        ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     3. GOVERNING LAW. THIS AMENDMENT AGREEMENT SHALL BE DEEMED TO BE A CONTRACT
        -------------
MADE UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed as of the date first above written.


                                 CENTRAL BANCORP, INC.

                                 By: /s/ John D. Doherty
                                     -------------------------------------------
                                     John D. Doherty
                                     President and Chief Executive Officer



                                 REGISTRAR AND TRANSFER COMPANY

                                 By: William P. Tatler
                                     -------------------------------------------
                                     William P. Tatler
                                     Vice President

================================================================================


                          SHAREHOLDER RIGHTS AGREEMENT




                                   DATED AS OF


                                OCTOBER 11, 2001


                                 BY AND BETWEEN




                              CENTRAL BANCORP, INC.



                                       AND



                         REGISTRAR AND TRANSFER COMPANY


                                 AS RIGHTS AGENT




                     ---------------------------------------

                              AMENDED AND RESTATED

                                      AS OF

                                JANUARY 29, 2003

                     ---------------------------------------



================================================================================

                          SHAREHOLDER RIGHTS AGREEMENT



                                Table of Contents

                                                                            Page
                                                                            ----

                                    ARTICLE I
                               CERTAIN DEFINITIONS




Section 1.1       Certain Definitions....................................... 1

                                   ARTICLE II
                                   THE RIGHTS

Section 2.1       Summary of Rights ........................................ 6
Section 2.2       Legend on Common Stock Certificates....................... 6
Section 2.3       Exercise of Rights; Separation of Rights.................. 6
Section 2.4       Adjustments to Exercise Price; Number of Rights........... 8
Section 2.5       Date on Which Exercise is Effective....................... 8
Section 2.6       Execution, Authentication, Delivery and Dating of
                    Rights Certificates..................................... 8
Section 2.7       Registration, Registration of Transfer and Exchange....... 9
Section 2.8       Mutilated, Destroyed, Lost and Stolen Rights Certificates. 9
Section 2.9       Persons Deemed Owners..................................... 10
Section 2.10      Delivery and Cancellation of Certificates................. 10
Section 2.11      Agreement of Rights Holders............................... 10

                                   ARTICLE III
                    ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF
                              CERTAIN TRANSACTIONS

Section 3.1       Distribution Date......................................... 10
Section 3.2       Flip-over................................................. 12

                                   ARTICLE IV
                                THE RIGHTS AGENT

Section 4.1       General................................................... 12
Section 4.2       Merger or Consolidation or Change of Name of Rights Agent. 13
Section 4.3       Duties of Rights Agent.................................... 13
Section 4.4       Change of Rights Agent.................................... 14

                                    ARTICLE V
                                  MISCELLANEOUS


                                                                            Page
                                                                            ----

Section 5.1       Redemption ............................................... 15
Section 5.2       Expiration................................................ 15
Section 5.3       Issuance of New Rights Certificates....................... 15
Section 5.4       Supplements and Amendments................................ 15
Section 5.5       Fractional Shares......................................... 15
Section 5.6       Rights of Action.......................................... 15
Section 5.7       Holder of Rights Not Deemed a Shareholder................. 15
Section 5.8       Notice of Proposed Actions................................ 16
Section 5.9       Notices................................................... 16
Section 5.10      Suspension of Exercisability or Exchangeability........... 16
Section 5.11      Costs of Enforcement...................................... 17
Section 5.12      Successors................................................ 17
Section 5.13      Benefits of this Agreement................................ 17
Section 5.14      Determination and Actions by the Board of Directors, etc.. 17
Section 5.15      Descriptive Headings...................................... 17
Section 5.16      Governing Law............................................. 17
Section 5.17      Counterparts.............................................. 17
Section 5.18      Severability.............................................. 17

                                    EXHIBITS

Exhibit A            Form of Rights Certificate
                        (Together with Form of
                        Election to Exercise)

                          SHAREHOLDER RIGHTS AGREEMENT


     This Shareholder Rights Agreement ("Agreement") is made and entered into as of the 11th day of October, 2001 and amended and restated as of January 29, 2003 by and between Central Bancorp, Inc., a Massachusetts corporation (the "Company"), and Registrar and Transfer Company, a New Jersey corporation, as successor rights agent to EquiServe Trust Company, N.A., a national banking association (the "Rights Agent").

     WHEREAS, the Board of Directors of the Company desires to provide stockholders of the Company with the opportunity to benefit from the long-term prospects and value of the Company and to ensure that stockholders of the Company receive fair and equal treatment in the event of any proposed takeover of the Company; and

     WHEREAS, the Board of Directors of the Company previously authorized a Rights Agreement, dated as of January 8, 1999, between the Company and State Street Bank and Trust Company, as Rights Agent (the "1999 Rights Agreement"), declared a dividend of one Right (as such term is defined in the 1999 Rights Agreement) for each outstanding share of the Company's common stock, par value $1.00 per share (the "Common Stock"), outstanding as of the date of the completion of the holding company reorganization of Central Co-operative Bank (the "1999 Record Date"), and authorized the issuance of one Right for each share of Common Stock issued between the 1999 Record Date and the Separation Time (as such term is defined in the 1999 Rights Agreement), each Right initially representing the right to purchase one share of Common Stock upon the terms and subject to the conditions set forth in the 1999 Rights Agreement; and

     WHEREAS, on October 11, 2001 the Board of Directors of the Company determined that it is desirable and in the best interest of the Company and its stockholders for the Company to extend the benefits afforded by the 1999 Rights Agreement and to implement such extension by executing this Agreement; and

     WHEREAS, the Board of Directors of the Company has authorized and declared a dividend of one right (the "Right") in respect of each share of Common Stock held of record as of the close of business on October 24, 2001 (the "Record Time") and authorized the issuance of one Right in respect of each share of Common Stock issued after the Record Time and prior to earlier of the Separation Time or the Expiration Time (as hereinafter defined);

     WHEREAS, subject to the terms and conditions hereof, each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Company (or, in certain cases, of certain other entities) pursuant to the terms and subject to the conditions set forth herein; and

     WHEREAS, the Board of Directors desires that this Agreement be effective as of the close of business on October 24, 2001 which is the Expiration Date of the 1999 Rights Agreement; and

     WHEREAS, in connection with the matters referred to herein, the Company desires to appoint the Rights Agent to act on behalf of the Company for the benefit of the holders of Rights, and the Rights Agent is willing so to act;

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements set forth herein and intending to be legally bound hereby, and for the benefit of the holders of the Rights, the parties hereto hereby agree as follows:

         ARTICLE I - CERTAIN DEFINITIONS
         ---------   -------------------

     1.1 Certain  Definitions.  For purposes of this  Agreement,  the  following
         --------------------
terms have the meaning indicated:

     "Acquiring Person" shall mean any Person who is a Beneficial Owner of 10% or more of the outstanding shares of Common Stock; provided, however, that the
                                                    ------------------
term "Acquiring Person" shall not include:

             (i) any Person who shall become the Beneficial Owner of 10% or more of the outstanding shares of Common Stock solely as a result of an acquisition by the Company of shares of Common Stock, until such time thereafter as such Person shall become the Beneficial Owner (other than by means of a stock dividend or stock split) of any additional shares of Common Stock; or

              (ii) any Person who shall become the Beneficial Owner of 10% or more of the outstanding shares of the Common Stock solely as a result of purchasing the Common Stock directly from the Company pursuant to a written agreement with the Company; or

              (iii) the Company, a wholly owned Subsidiary of the Company, or any employee stock ownership or other employee benefit plan of the Company or a wholly owned Subsidiary of the Company, or any employee stock benefit trust established by the Company or a wholly owned subsidiary of the Company (an "Employee Plan Trust"); or

              (iv) John D. Doherty and his Affiliates and Associates provided that he does not become the Beneficial Owner of 20% or more of the outstanding shares of the Common Stock.

     "Adverse Person" shall mean a Person declared as such by the Board of Directors of the Company, upon (i) a determination that such Person, alone or together with its Affiliates and Associates, has become the Beneficial Owner of 10% or more of the outstanding shares of Common Stock and (ii) a determination by the Board of Directors, including at least a majority of the Disinterested Directors, after reasonable inquiry and investigation, including such consultation with such persons as such directors shall deem appropriate, that
(A) such Beneficial Ownership by such Person is intended to cause, is reasonably likely to cause or will cause the Company to repurchase the Common Stock beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions which would provide such Person with short-term financial gain under circumstances where the Board of Directors determines that the best long-term interests of the Company and its stockholders, but for the actions and possible actions of such Person, would not be served by taking such action or entering into such transactions or series of transactions at that time or (B) such Beneficial Ownership is having or is reasonably likely to have a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company; provided, however, that the Board of Directors of the Company may determine not to declare a Person to be an Adverse Person if, prior to the time that such Person acquired 10% or more of the shares of Common Stock then outstanding (or, in the case of a Person who is the Beneficial Owner of 10% or more of the outstanding Common Stock as of the date of this Agreement, within 90 days following adoption of this Agreement), such Person provided to the Board of Directors in writing a statement of such Person's purpose and intentions in connection with the proposed acquisition of Common Stock, together with any other information reasonably requested of such Person by the Board of Directors, and the Board of Directors, based on such statement and reasonable inquiry and investigation, including consultation with such persons as the directors shall deem appropriate, determines to notify and notifies such Person in writing that it will not declare such Person to be an Adverse Person; provided further, that the Board of Directors, with the concurrence of a least a majority of the
Disinterested Directors, may expressly condition in any manner a determination not to declare a Person an Adverse Person on such conditions as the Board of Directors may select, including without limitation, such Person's not acquiring more than a specified amount of stock and/or on such Person's not taking actions inconsistent with the purposes and intentions disclosed by such Person in the statement provided to the Board of Directors. In the event that the Board of Directors should at any time determine, upon reasonable inquiry and investigation, including consultation with such Persons as the directors shall deem appropriate, that such Person has not met or complied with any condition specified by the Board of Directors, the Board of Directors, with the concurrence of at least a majority of the Disinterested Directors, may at any time thereafter declare such Person to be an Adverse Person pursuant to the provisions hereof. Notwithstanding the foregoing, the Board may not declare John
D. Doherty to be an Adverse Person until such time as he, either alone or together with his Affiliates and Associates, has become the Beneficial Owner of 20% or more of the outstanding shares of the Common Stock.

     "Affiliate" is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

     "Associate" means (i) any corporation or organization (other than the Company or a majority-owned subsidiary of the Company) of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (ii) any trust (other than an Employee Plan Trust) or other estate in which such Person has a substantial Beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person who has the same home as such Person.

     A Person shall be deemed the "Beneficial Owner," and to have "Beneficial Ownership," of and to "Beneficially Own":

              (i) any securities which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act or Rules 13d-3 and 13d-5 promulgated thereunder (or any comparable or successor law or regulation), in each case as in effect on the date hereof;

              (ii) any securities which such Person or any of such Person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately, or only after the passage of time, compliance with regulatory requirements, the fulfillment of a condition, or otherwise) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise, provided that a Person shall not under this clause (ii) be deemed the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender offer or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

              (iii) any securities which such Person or any such Person's Affiliates or Associates has the right to vote, alone or in concert with others, pursuant to any agreement, arrangement or understanding, provided that a Person shall not under this clause (iii) be deemed the Beneficial Owner of, or to Beneficially Own, any security if the agreement, arrangement or understanding to vote such security (A) arises solely from a revocable proxy given to such Person or any of such Person's Affiliates or Associates in response to a public proxy solicitation made pursuant to and in accordance with the applicable rules and regulations of the Exchange Act, and (B) is not also then reportable on Schedule 13D or under the Exchange Act (or any comparable or successor report);

               (iv) any securities which are owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (other than voting pursuant to a revocable proxy as described in the proviso to clause (iii) hereof) or disposing of any securities of the Company; and

              (v) on any day on or after a Distribution Date, all Rights that prior to such date were represented by certificates for Common Stock that such Person owns on such day.

     "Business Day" shall mean any day other than a Saturday,  a Sunday or a day
on  which  banking   institutions  in  the  Commonwealth  of  Massachusetts  are authorized or obligated by law or executive order to close.

     "Close of Business" on any given date shall mean 5:00 p.m., eastern standard time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 p.m., eastern standard time, on the next succeeding Business Day.

     "Common Stock" shall mean the common stock, par value $1.00 per share, of the Company.

     "Disinterested Director" shall mean (i) any member of the Company's Board of Directors who is not an officer or employee of the Company or any of its Subsidiaries and is not an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person or a representative or nominee of an Acquiring Person, an Adverse Person or any such Affiliate or Associate and was a member of the Company's Board of Directors prior to the date of this Agreement, and (ii) any Person who subsequently becomes a member of the Company's Board of Directors who is not an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person or a representative or nominee of an Acquiring Person, an Adverse Person or of any such Affiliate or Associate, if such Person's nomination is recommended or approved by a majority of the Disinterested Directors.

     "Distribution Date" shall mean (i) the first date of public announcement by the Company (by any means) or by an Acquiring Person (by means of filing a Schedule 13D under the Exchange Act or any comparable or successor report or schedule or an amendment thereto) that an Acquiring Person has become such or
(ii) the first date of public announcement by the Company (by any means) that an Adverse Person has become such.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor statute.

     "Exercise Price" shall mean, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal $60.

     "Expiration Time" shall mean the earlier of (i) the Redemption Time or (ii) the close of business on October 24, 2011.

     "Expansion Factor" shall have the meaning set forth in Section 2.4 (a) hereof.

     "Flip-over Stock" of any Person shall mean the capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or other Persons similarly responsible for the direction of the business and affairs) of such Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately controls such first-mentioned Person.

     "Flip-over Transaction or Event" shall mean a transaction or series of transactions in which, directly or indirectly, (i) the Company shall consolidate with or merge with or into an Acquiring Person, an Adverse Person, or any other Person acting together in any respect with such Person, or an Acquiring Person or Adverse Person or any other Person acting together in any respect with such Person shall merge with or into the Company, (ii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) assets (A) aggregating more than 50% of the assets (measured by either book value or fair market value) or (B) generating more than 50% of the operating income or cash flow, of the Company and its Subsidiaries (taken as a whole) to an Acquiring Person or Adverse Person or any other Person acting together in any respect with such Person (provided that for purposes of clauses
(i) and (ii), but without limitation, a Person shall be deemed to be acting together in any respect with an Acquiring Person or Adverse Person if such Person enters into any transaction of the type described in clause (i) or (ii) within one year after the time the Acquiring Person or Adverse Person has become such, unless (x) such transaction was initiated by the Company and (y) the Acquiring Person or Adverse Person or any Person acting together in any respect with such Person has not acquired control of the Board of Directors of the Company), (iii) any Acquiring Person or Adverse Person shall (A) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, to, from, or with, as the case may be, the Company or any of its Subsidiaries, over any period of 12 consecutive calendar months, assets or liabilities (x) having an aggregate fair market value of more than $15,000,000 or (y) on terms and conditions less favorable to the Company than the Company would be able to obtain through arm's-length negotiations with an unaffiliated third party, (B) receive any compensation for services from the Company or any of its Subsidiaries, other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or (C) receive the benefit, directly or indirectly (except proportionately as a shareholder), over any period of 12 consecutive calendar months, of any loans, advances, guarantees, pledges, insurance, reinsurance or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries involving an aggregate principal amount in excess of $5,000,000 or an aggregate cost or transfer of benefits from the Company or any of its Subsidiaries in excess of $5,000,000 or, in any case, on terms and conditions less favorable to the Company than the Company would be able to obtain through arm's length negotiations with a third party, or (iv) as a result of any reclassification of securities (including any reverse stock split), or recapitalization, of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions (whether or not with or into or otherwise involving an Acquiring Person or Adverse Person), the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any of its Subsidiaries which is directly or indirectly owned by any Acquiring Person or Adverse Person is increased by more than 1%. The terms "Acquiring Person" and "Adverse Person" shall include any Acquiring Person and/or any Adverse Person and its Affiliates and

Associates (other than the Company, a wholly owned Subsidiary of the Company or any employee stock ownership or other employee benefit plan of the Company or a wholly owned Subsidiary of the Company), counted together as a single Person.

     "Market Price" per share of any security on any date (the "Determination Date") shall mean the arithmetic average of the daily closing prices per share of such security (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding the Determination Date; provided, however, that if an event of a type analogous to
                    --------   -------
any of the events described in Section 2.4 hereof shall have caused the closing price on one or more Trading Days during such period of 20 Trading Days not to be fully comparable with the closing price on the Determination Date, each such closing price so used shall be appropriately adjusted in order to make it fully comparable with the closing price on the Determination Date. The closing price per share of any security on any date shall be the last reported sale price, regular way, or, in case no such sale takes place or is reported on such date, the average of the closing bid and asked prices, regular way, for such security, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc. or, if such security is not listed or admitted to trading on the New York Stock Exchange, Inc., as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading  or, if such  security  is not  listed or  admitted  to  trading  on any national securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other self-regulatory organization or registered securities information processor (as such terms are used under the Exchange Act) as then reports trading information concerning such security, or, if on any such date such security is not listed or admitted to trading on any national securities exchange or quoted by any such organization, the average of the closing bid and asked prices as furnished by any registered securities dealer that is a market maker (as such term is used under the Exchange Act) in such security and which is selected by the Board of Directors of the Company; provided, however, that if on any such date such
                             --------   -------
security is not listed or admitted to trading on a national securities exchange or traded in the over-the-counter market, the closing price of such security on such date shall mean the fair value of such security on such date as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm, and set forth in a certificate delivered to the Rights Agent.

     "Person" shall mean any individual, firm, partnership, association, group (as such term is used in Rule 13d-5 under the Exchange Act, as such Rule is in effect on the date of this Agreement), corporation or other entity.

     "Redemption Price" shall mean an amount (calculated to the nearest one one-hundredth of a cent) equal to the Exercise Price, as in effect at the Redemption Time, divided by 6000 (i.e., initially $0.01).

     "Redemption Time" shall mean the time at which the right to exercise the Rights shall terminate pursuant to Section 5.1 hereof.

     "Right" shall have the meaning set forth in the Recitals.

     "Rights Agent" shall have the meaning set forth in the Preamble.

     "Rights Certificate" shall have the meaning set forth in Section 2.3(c) hereof.

     "Rights Register" shall have the meaning set forth in Section 2.7(a) hereof.

     "Rights Registrar" shall have the meaning set forth in Section 2.7(a)

     "Separation Time" shall mean the close of business on the earlier of (i) the later of (A) the tenth day, after the date on which any Person (other than the Company, a majority-owned Subsidiary of the Company or an employee stock ownership or other employee benefit plan of the Company or a majority-owned Subsidiary of the Company) commences a tender or exchange offer which, if consummated, would result in such Person's becoming an Acquiring Person and (B) such later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Separation Time and (ii) the tenth day after a Distribution Date; provided that, if the
                              --------
foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time and provided further that, if any
                                                --------  -------
tender or exchange offer referred to in clause (i) of this definition is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such offer shall be deemed, for purposes of this definition, never to have been made.

     "Subsidiary" of any Person shall mean any corporation or other entity of which equity securities or equity interests representing a majority of the voting power are Beneficially Owned, directly or indirectly, or which is effectively controlled, by such Person.

     "Trading Day" shall mean, as to any stock or other security, a day on which the principal national securities exchange or NASDAQ on which such stock or other security is listed, quoted or admitted to trading is open for the transaction of business or, if such stock or other security is not listed, quoted or admitted to trading on any national securities exchange or NASDAQ, a Business Day.

         ARTICLE II - THE RIGHTS
         ----------   ----------

     2.1 Summary of Rights.  As soon as  practicable  after the Record Time, the
         -----------------
Company will mail a copy of a letter to shareholders summarizing the terms of the Rights to each holder of record of the Common Stock as of the Record Time, at such holder's address as shown by the records of the Company.

     2.2 Legend on Common  Stock  Certificates.  Certificates  for shares of the
         -------------------------------------
Common Stock issued after the Record Time but prior to the Separation Time shall evidence one Right for each share of Common Stock represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

          Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Agreement, dated as of October 11, 2001 (as such may be amended from time to time, the "Rights Agreement"), between Central Bancorp, Inc. (the "Company") and Registrar and Transfer Company, the Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged for shares of Common Stock or other securities or assets of the Company, may expire, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or "Adverse Person" or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge within five days after the receipt of a written request therefor.

Until the Separation Time, certificates representing shares of Common Stock that are issued and outstanding at the Record Time shall evidence one Right for each share of Common Stock evidenced thereby notwithstanding the absence of the foregoing legend.

     2.3 Exercise of Rights;  Separation of Rights. (a) Subject to adjustment as
         -----------------------------------------
herein set forth, each Right will entitle the holder thereof, after the Separation Time and prior to the Expiration Time, to purchase, for the Exercise Price, one share of the Common Stock at the Exercise Price.

          (b) Until the Separation Time, (i) no Right may be exercised and (ii) each Right will be evidenced by the certificate for the associated share of Common Stock and will be transferable only together with, and will be transferred by a transfer of, such associated share. Notwithstanding any other provision of this Agreement, any Rights held by the Company or any of its Subsidiaries other than in fiduciary capacity shall not be exercisable. Nothing in the preceding sentence shall be construed as limiting the right of the Company and its Subsidiaries to acquire or transfer Rights.

          (c) Subject to the terms and conditions herein set forth, after the Separation Time and prior to the Expiration Time, the Rights (i) may be exercised, and (ii) may be transferred independently of the shares of Common Stock in respect of which they were originally issued. Promptly following the Separation Time, the Rights Agent will mail to each holder of record of Common Stock as of the Separation Time, at such holder's address as shown by the records of the Company (the Company hereby agreeing to furnish copies of such records to the Rights Agent for this purpose), (x) a certificate (a "Rights Certificate") in substantially the form of Exhibit A hereto appropriately completed, representing the number of rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any national securities exchange or other self-regulatory organization (as such terms are used under the Exchange Act) on which the Rights may from time to time be listed or through which the Rights may from time to time be traded, or to conform to usage, and
(y) a disclosure statement describing the Rights.

          (d) Subject to Sections 2.3(b) and 5.10, Rights may be exercised on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent the Rights Certificate evidencing such Rights with an election to exercise (an "Election to Exercise") substantially in the form attached to the Rights Certificate duly completed, accompanied by payment in cash, or by certified or official bank check or money order payable to the order of the Company, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised together with a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares or depositary receipts (or both) in a name other than that of the holder of the Rights being exercised.

          (e) Upon receipt of a Rights Certificate, with an Election to Exercise accompanied by payment as set forth in Section 2.3(d) above, and subject to the conditions set forth in this Agreement, the Rights Agent will thereupon promptly
(i)(A) requisition from a transfer agent for the stock or other securities purchasable upon exercise of the Rights certificates evidencing such number of shares or other securities to be purchased (the Company hereby irrevocably authorizing its transfer agents to comply with all such requisitions) and (B) if the Company elects pursuant to Section 5.5 hereof not to issue certificates representing fractional shares, requisition from the depositary selected by the Company depositary receipts representing the fractional shares to be purchased or requisition from the Company the amount of cash to be paid in lieu of fractional shares in accordance with Section 5.5 hereof and (ii) after receipt of such certificates, depositary receipts and/or cash, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered (in the case of certificates or depositary receipts) in such name or names as may be designated by such holder.

          (f) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights which remain unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

          (g) The Company covenants and agrees that it will (i) cause to be kept available until the Expiration Time out of its authorized and unissued shares of capital stock a number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Rights; (ii) immediately upon the occurrence of the Separation Time, take all such action as may be necessary to obtain the approval of such regulatory agency or agencies as may be required by law for the issuance of shares of the Common Stock upon the exercise of Rights hereunder, if required by law; (iii) take all such action as may be necessary to ensure that all shares delivered upon exercise of Rights shall, at the time of delivery thereof (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable;
(iv) take all such action as may be necessary to ensure that all securities other than shares delivered upon exercise of Rights shall, at the time of delivery thereof (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered and valid and binding obligations of the issuer thereof; (v) take all such action as may be necessary to comply with any applicable requirements of the General Laws of Massachusetts, the Securities Act of 1933 or the Exchange Act, and the rules and regulations thereunder, and any other applicable law, rule or regulation, in connection with the issuance of any shares upon exercise of Rights; (vi) use its best efforts to cause all shares and other securities issued upon exercise of Rights to be listed on a national securities exchange or traded in the over-the-counter market, as reported by NASDAQ or another self-regulatory organization or registered securities information processor (as such terms are used under the Exchange Act), upon issuance; and (vii) pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or of any shares issued upon the exercise of Rights, provided that the Company shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares in a name other than that of the holder of the Rights being transferred or exercised.

     2.4 Adjustments to Exercise Price;  Number of Rights.  (a) In the event the
         ------------------------------------------------
Company shall at any time after the Record Time and prior to the Separation Time
(i) declare or pay a dividend on Common Stock payable in Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares of Common Stock, then (x) the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of shares of Common Stock (the "Expansion Factor") that a holder of one share of Common Stock immediately prior to such dividend, subdivision or combination would hold thereafter as a result thereof and (y) each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor, and (z) the adjusted number of Rights will be deemed to be distributed among the shares of Common Stock with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision or combination, so that each such share of Common Stock will have exactly one Right associated with it. Each adjustment made pursuant to this paragraph shall be made as of the payment or effective date for the applicable dividend, subdivision or combination.

     In the event the Company shall at any time after the Record Time and prior to the Separation Time issue any shares of Common Stock otherwise than in a transaction referred to in the preceding paragraph, each such share of Common Stock so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such share.

          (b) In the event the Company shall at any time after the Record Time and prior to the Separation Time issue or distribute any securities or assets in respect of, in lieu of or in exchange for Common Stock (other than pursuant to a regular periodic cash dividend or a dividend paid solely in Common Stock) whether by dividend, in a reclassification or recapitalization (including any such transaction involving a merger, consolidation or binding share exchange), or otherwise, the Company shall make such adjustments, if any, in the Exercise Price, number of Rights and/or securities or other property purchasable upon exercise of Rights as the Board of Directors of the Company, in its sole discretion, may deem to be appropriate under the circumstances in order to adequately protect the interests of the holders of Rights generally, and the Company and the Rights Agent shall amend this Agreement as necessary to provide for such adjustments.

          (c) Each  adjustment  to the  Exercise  Price  made  pursuant  to this
Section 2.4 shall be calculated to the nearest cent. Whenever an adjustment to the Exercise Price is made pursuant to this Section 2.4, the Company shall (i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (ii) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate and (iii) mail a brief summary thereof to each holder of Rights.

          (d) Irrespective of any adjustment or change in the securities purchasable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the securities so purchasable which were expressed in the initial Rights Certificates issued hereunder.

     2.5 Date on Which  Exercise  is  Effective.  Each  person in whose name any
         --------------------------------------
certificate for shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price for such Rights (and any applicable taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the stock transfer books of the Company are open.

     2.6 Execution, Authentication,  Delivery and Dating of Rights Certificates.
         ----------------------------------------------------------------------
(a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or facsimile.

     Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

     Promptly after the Company learns of the Separation Time, the Company will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Company to the Rights Agent for countersignature, and the Rights Agent shall manually countersign and deliver such Rights Certificates to the holders of the Rights pursuant to Section 2.3(c) hereof. No Rights Certificate shall be valid for any purpose until manually countersigned by the Rights Agent.

          (b) Rights Certificate shall be dated the date of countersignature thereof by the Rights Agent.

     2.7  Registration,  Registration  of Transfer and  Exchange.  (a) After the
          ------------------------------------------------------
Separation Time, the Company will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed "Rights Registrar" for the purpose of maintaining the Rights Register for the Company and registering Rights and transfers of Rights after the Separation Time as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times after the Separation Time.

     After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Section 2.7(c) below, the Company will execute, and the Rights Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificate so surrendered.

          (b) Except as otherwise provided in Section 3.1(b) hereof, all Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Company, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

          (c) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

          (d) The Company shall not be required to register the transfer or exchange of any Rights after the Rights have been redeemed pursuant to Section
5.1 hereof or become void pursuant to Section 3.1(b) hereof.

     2.8 Mutilated,  Destroyed, Lost and Stolen Rights Certificates.  (a) If any
         ----------------------------------------------------------
mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Company shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

          (b) If there shall be delivered to the Company and the Rights Agent prior to the Expiration Time (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Company or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

          (c) As a condition to the issuance of any new Rights Certificate under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

          (d) Every new Rights Certificate issued pursuant to this Section 2.8 in lieu of any mutilated, destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

     2.9 Persons Deemed Owners. Prior to due presentment of a Rights Certificate
         ---------------------
(or, prior to the Separation Time, the associated Common Stock certificate) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name such Rights Certificate (or, prior to the Separation Time, such Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated shares of Common Stock).

     2.10 Delivery and  Cancellation of  Certificates.  All Rights  Certificates
          -------------------------------------------
surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Company may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificates shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.10, except as expressly permitted by this Agreement. The Rights Agent shall return all cancelled Rights Certificates to the Company.

     2.11 Agreement of Rights  Holders.  Every holder of Rights by accepting the
          ----------------------------
same consents and agrees with the Company and the Rights Agent and with every other holder of Rights that:

          (a) prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated share of Common Stock;

          (b) after the Separation Time, the Rights Certificates will be transferable only on the Rights Register as provided herein;

          (c) prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Stock certificate) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Separation time, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

          (d) Rights beneficially owned by certain Persons will under the circumstances set forth in Section 3.1(b) become void; and

          (e) This Agreement may be supplemented or amended from time to time pursuant to Section 2.4(b) or 5.4 hereof.

     ARTICLE  III  -  ADJUSTMENTS   TO  THE  RIGHTS  IN  THE  EVENT  OF  CERTAIN
     ---------------------------------------------------------------------------
TRANSACTIONS
------------

     3.1 Distribution Date. (a) In the event that prior to the Expiration Time a
         -----------------
Distribution Date shall occur, then, if applicable law does not preclude Rights owned by certain Persons referred to in Section 3.1(b) hereof to become void pursuant to the provisions thereof, the Company shall take such action as shall be necessary to ensure and provide that, except as provided below, each Right shall constitute the right to purchase from the Company, upon exercise thereof in accordance with the terms hereof (but subject to Sections 5.1 and 5.10 hereof), that number of shares of Common Stock having an aggregate Market Price on the Distribution Date equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in order to protect the interests of the holders of Rights generally in the event that on or after such Distribution Date an event of a type analogous to any of the events described in Section 2.4(a) or (b) shall have occurred with respect to the Common Stock).

          (b) Notwithstanding the foregoing, to the extent permitted by applicable law, any Rights that are or were Beneficially Owned on or after the Distribution Date by an Acquiring Person, an Adverse Person, or an Affiliate or Associate thereof or by a transferee, direct or indirect, of any of the foregoing shall become void and any holder of such Rights (including transferees) shall thereafter have no rights to exercise or transfer such Rights. For purposes of the preceding sentence, a transferee of an Acquiring
Person, Adverse Person or Affiliate or Associate thereof shall include only a Person who (i) becomes a transferee after the Acquiring Person or Adverse Person becomes such or (ii) becomes a transferee prior to or concurrently with the Acquiring Person or Adverse Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or Adverse Person to holders of equity interests in such
Acquiring Person or Adverse Person or to any Person with whom the Acquiring Person or Adverse Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this
Section 3.1(b). If any Rights Certificate is presented for assignment or exercise and the Person presenting the same does not complete the certification set forth at the end of the form of assignment or notice of election to exercise and provide such additional evidence of the identity of the Beneficial Owner and its Affiliates and Associates (or former Beneficial Owners and their Affiliates and Associates) as the Company shall reasonably request, then the Company shall be entitled to conclusively deem the Beneficial Owner thereof to be an Acquiring Person or an Adverse Person, or an Affiliate or Associate thereof or a transferee of any of the foregoing and accordingly will, to the extent permitted by applicable law, deem the Rights evidenced thereby to be void and not transferable or exercisable.

          (c) The Board of Directors of the Company may, at its option, at any time after a Distribution Date and prior to the time that an Acquiring Person or an Adverse Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, but only if applicable law does not preclude Rights owned by certain Persons referred to in Section 3.1(b) hereof to become void pursuant to the provisions thereof, elect to exchange all (but not less than all) of the then outstanding Rights (which shall not include Rights that have become void pursuant to the provisions of Section 3.1(b)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted in order to protect the interests of holders of Rights generally in the event that after the Separation Time an event of a type analogous to any of the events described in Section 2.4(a) or (b) shall have occurred with respect to the Common Stock (such exchange ratio, as adjusted from time to time, being hereinafter referred to as the "Exchange Ratio").

          Immediately upon the action of the Board of Directors of the Company electing to exchange the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio. Promptly after the action of the Board of Directors electing to exchange the Rights, the Company shall give notice thereof (specifying the steps to be taken to receive shares of Common Stock in exchange for Rights) to the Rights Agent and the holders of the then outstanding Rights by mailing such notice in accordance with Section 5.9.

          Each Person in whose name any shares are issued upon the exchange of Rights pursuant to this Section 3.1(c) shall for all purposes be deemed to have become the holder of record of the shares on, and any certificate or confirmation or advice of issuance relating to such shares shall be dated, the date upon which the Rights Certificates evidencing such Rights was duly surrendered and payment of any applicable taxes and other governmental charges payable by the holder was made; provided, however, that if the date of such surrender and payment is a date upon which the stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and any such certificate, advice or confirmation shall be dated, the next succeeding Business Day on which the stock transfer books of the Company are open.

          (d) In the event that there shall not be sufficient treasury shares or authorized but unissued shares of Common Stock of the Company to permit the exercise or exchange in full of the Rights in accordance with Section 3.1(a) or
(c), the Company shall take such action as shall be necessary to ensure and provide, to the extent permitted by applicable law and any agreements or instruments in effect on the Distribution Date to which it is a party, that each Right shall thereafter constitute the right to receive, (x) at the Company's option, either (A) in return for the Exercise Price, debt or equity securities or other assets (or a combination thereof) having a fair value equal to twice the Exercise Price, or (B) without payment of consideration (except as otherwise required by applicable law), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the Exercise Price, or (y) if the Board of Directors of the Company elects to exchange the Rights in accordance with Section 3.1(c), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the product of the Market Price of a share of Common Stock on the Distribution Date times the Exchange Ratio in effect on the Distribution Date, where in any case set forth in (x) or
(y) above the fair value of such debt or equity securities or other assets shall be as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm.

     3.2  Flip-over.  (a) Prior to the  Expiration  Time,  the Company shall not
          ---------
enter into any agreement with any Acquiring Person, any Adverse Person or any Affiliate or Associate of an Acquiring Person or Adverse Person with respect to, or consummate or permit to occur, any Flip-over Transaction or Event, unless and until it shall have entered into a supplemental agreement with the Person engaging in such Flip-over Transaction or Event (the "Flip-over Entity"), for the benefit of the holders of the Rights, providing that, upon consummation or occurrence of the Flip-over Transaction or Event (i) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms hereof, that number of shares of Flip-over Stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in order to protect the interests of the holders of Rights generally in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described in Section 2.4(a) or
(b) shall have occurred with respect to the Flip-over Stock) and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to this Agreement. The provisions of this Section 3.2 shall apply to successive Flip-over Transactions or Events.

          (b) Prior to the Expiration Time, unless the Rights will be redeemed pursuant to Section 5.1 hereof in connection therewith, the Company shall not enter into any agreement with respect to, or consummate or permit to occur, any Flip-over Transaction or Event if at the time thereof there are any rights, warrants or securities outstanding or any other arrangements, agreements or instruments which would eliminate or otherwise diminish in any respect the benefits intended to be afforded by this Agreement to the holders of Rights upon consummation or occurrence of such transaction or event.

     ARTICLE IV - THE RIGHTS AGENT
     ----------   ----------------

     4.1  General.  (a) The Company  hereby  appoints the Rights Agent to act as
          -------
agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company agrees to pay to the Rights Agent reasonable compensation as shall be agreed to in writing from time to time for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses (including expenses incurred by the Rights Agent under Section 4.4) and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability.

          (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for securities purchasable upon exercise of Rights, Rights Certificate, certificate for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

     4.2  Merger or  Consolidation  or Change of Name of Rights  Agent.  (a) Any
          ------------------------------------------------------------
corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case, at the time such successor Rights Agent succeeds to the agency created by this Agreement, any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

          (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in is changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     4.3 Duties of Rights  Agent.  The Rights  Agent  undertakes  the duties and
         -----------------------
obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent will be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

          (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for securities purchasable upon exercise of Rights or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.

          (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any certificate for securities purchasable upon exercise of

Rights or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 3.1(b) hereof) or any adjustment required under the provisions of Section 2.4, 3.1 or 3.2 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.4 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any securities purchasable upon exercise of Rights or any Rights or as to whether any securities purchasable upon exercise of Rights will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President or the Secretary or any Assistance Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such person. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. Until the Rights Agent has received written instructions in response to such application specifying the action to be taken or omitted, the Rights Agent shall not be liable for any inaction or omission related to the subject of the proposal included in any such application.

          (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Stock, Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

     4.4 Change of Rights  Agent.  The Rights Agent may resign and be discharged
         -----------------------
from its duties under this Agreement upon 60 days' notice (or such lesser notice as is acceptable to the Company) in writing mailed to the Company and to each transfer agent of Common Stock by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. The Company may remove the Rights Agent upon 60 days' notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Company), then the holder of any Rights or the Rights Agent may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or any other state of the United States which is authorized under such laws to exercise the powers of the Rights Agent contemplated by this Agreement and is subject to supervision or examination by federal or state authority. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights

Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.


     ARTICLE V - MISCELLANEOUS
     ---------   -------------

     5.1  Redemption.  (a) The Board of  Directors  of the  Company  may, at its
          ----------
option, at any time prior to the Distribution Date, or ten days thereafter, subject to extension by a vote of two-thirds of the Board of Directors, elect to redeem all (but not less than all) the then outstanding Rights at the Redemption Price.

          (b) Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash. Promptly after the action of the Board of Directors electing to redeem, and thereby redeeming, the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice in accordance with Section 5.9.

     5.2 Expiration.  No Person shall have any rights pursuant to this Agreement
         ----------
or any Right after the Expiration Time, except, if the Rights are redeemed, as provided in Section 5.1 hereof.

     5.3  Issuance  of  New  Rights  Certificates.  Notwithstanding  any  of the
          ---------------------------------------
provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number or kind or class of shares of stock purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

     5.4 Supplements  and Amendments.  The Company and the Rights Agent may from
         ---------------------------
time to time supplement or amend this Agreement without the approval of any holder of Rights (i) in any respect prior to the Separation Time, (ii) to make any changes following the close of business on the Separation Time which the Company may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of Rights generally or (iii) in order to cure any ambiguity or to correct or supplement any provision contained herein which may be inconsistent with any other provisions herein or otherwise defective. The Rights Agent will duly execute and deliver any supplement or amendment hereto requested by the Company which satisfies the terms of the preceding sentence.

     5.5  Fractional  Shares.  If the Company  elects not to issue  certificates
          ------------------
representing fractional shares upon exercise of Rights, the Company shall, in lieu thereof, (a) evidence such fractional shares by depositary receipts issued pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that each holder of a depositary receipt shall have all of the rights, privileges and preferences to which such holder would be entitled as a beneficial owner of such fractional share, or (b) pay to the registered holder of such Rights the same fraction of the Market Price (determined as of the date of exercise) of one share of the stock issuable upon such exercise.

     5.6 Rights of Action.  Subject  to the terms of this  Agreement,  rights of
         ----------------
action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise such holder's Rights in the manner provided in such holder's Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations of, and injunctive relief against actual or threatened violations of the obligations of, any Person subject to this Agreement.

     5.7 Holder of Rights Not Deemed a Shareholder.  No holder,  as such, of any
         -----------------------------------------
Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of shares or any other securities which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 5.8 hereof), or to receive dividends or subscription rights, or otherwise, until such Rights shall have been exercised in accordance with the provisions hereof.

     5.8 Notice of Proposed Actions. In case the Company shall propose after the
         --------------------------
Separation Time and prior to the Expiration Time (i) to effect or permit (in cases where the Company's permission is required) occurrence of any Distribution Date or Flip-over Transaction or Event or (ii) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 5.9 hereof, a notice of such proposed action, which shall specify the Distribution Date or the date on which such Flip-over Transaction or Event, liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of the taking of such proposed action.

     5.9 Notices. Notices or demands authorized or required by this Agreement to
         -------
be given or made by the Rights Agent or by the holder of any Rights to or on the Company shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

            Central Bancorp, Inc.
            399 Highland Avenue
            Somerville, Massachusetts  02144
            Attention: John D. Doherty, President and Chief Executive Officer

Any notice or demand authorized or required by this Agreement to be given or made by the Company or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

            Registrar and Transfer Company
            10 Commerce Drive
            Cranford, New Jersey  07016
            Attention: Account Executive

Notices or demands authorized or required by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

     5.10 Suspension of  Exercisability or  Exchangeability.  To the extent that
          -------------------------------------------------
the Company  determines in good faith that some action need be taken pursuant to
Section 3.1(c) or (d) or to comply with federal or state securities laws, the General Laws of Massachusetts or any conditions imposed by the Board of Governors of the Federal Reserve System in connection with its approval of the issuance of Common Stock upon the exercise of the Rights hereunder, the Company may suspend the exercisability of the Rights following the date of the occurrence of the Separation Time or the Distribution Date in order to take such action or comply with such laws. In the event of any such suspension, the Company shall issue as promptly as practicable a public announcement stating that the exercisability or exchangeability of the Rights has been temporarily suspended. Failure to give notice pursuant to this Agreement shall not affect the validity of any action taken hereunder.

     5.11 Costs of  Enforcement.  The Company  agrees that if the Company or any
          ---------------------
other Person the securities of which are purchasable upon exercise of Rights fails to fulfill any of its obligations pursuant to this Agreement, then the Company or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce such holder's rights pursuant to any Rights or this Agreement.

     5.12  Successors.  All the covenants and provisions of this Agreement by or
           ----------
for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     5.13  Benefits  of this  Agreement.  Nothing  in this  Agreement  shall  be
           ----------------------------
construed to give to any Person other than the Company, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of the Rights.

     5.14 Determination and Actions by the Board of Directors, etc. The Board of
          --------------------------------------------------------
Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the rights and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board of Directors of the Company to any liability to the holders of the Rights.

     5.15  Descriptive   Headings.   Descriptive   headings  appear  herein  for
           ----------------------
convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     5.16 Governing Law. THIS AGREEMENT AND EACH RIGHT ISSUED HEREUNDER SHALL BE
          -------------
DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE.

     5.17  Counterparts.  This  Agreement  may  be  executed  in any  number  of
           ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     5.18  Severability.  If any term or  provision  hereof  or the  application
           ------------
thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                CENTRAL BANCORP, INC.




                                By /s/ John D. Doherty
                                   ---------------------------------------------
                                   John D. Doherty
                                   Title:  President and Chief Executive Officer



                                REGISTRAR AND TRANSFER COMPANY


                                By /s/ William P. Tatler
                                   ---------------------------------------------
                                   Name:  William P. Tatler
                                   Title: Vice President

                                                                       Exhibit A
                                                                       ---------

                           FORM OF RIGHTS CERTIFICATE


     Certificate No. R-                                 _______ Rights

     NOT EXERCISABLE AFTER OCTOBER 24, 2011 OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS, ADVERSE PERSONS OR AFFILIATES OR ASSOCIATES THEREOF (AS THOSE TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING MAY BECOME NULL AND VOID.

                               Rights Certificate

                              CENTRAL BANCORP, INC.

     This  certifies  that  __________________________________,   or  registered
assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Shareholder Rights Agreement, dated as of October 11, 2001 (the "Rights Agreement"), by and between Central Bancorp, Inc., a Massachusetts corporation (the "Company"), and Registrar and Transfer Company (the "Rights Agent"), to purchase from the Company at any time after the Separation Time and prior to the earlier of the Redemption Time (as such terms are defined or referred to in the Rights Agreement) or 5:00 p.m., eastern standard time, on October 24, 2011 at the office of the Rights Agent designated for such purpose or at the office of its successors as Rights Agent, one fully paid and nonassessable share of Common Stock, $1.00 par value per share, of the Company (the "Common Stock"), at a purchase price of $____ per share of Common Stock
(the "Exercise Price"), subject to adjustment as provided in the Rights Agreement upon presentation and surrender of this Right Certificate with the Form of Election to Exercise duly executed. The number of Rights represented by this Rights Certificate (and the number of shares of Common Stock which may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number of Rights and the Exercise Price as of the Separation Time, based upon the Common Stock as constituted at such date.

     As provided in the Rights Agreement, the Exercise Price and the number of shares of Common Stock, which may be purchased upon the exercise of the Rights represented by this Rights Certificate are subject to modification and adjustment upon the occurrence of certain events. In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase securities of an entity other than the Company or securities or assets of the Company other than Common Stock, all as provided in the Rights Agreement.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof, and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date representing Rights entitling the holder thereof to purchase a like aggregate number of Common Shares, as the Rights represented by the Rights Certificate or the Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised. Subject to the provisions of the Rights Agreement, the Rights represented by this Rights Certificate may be redeemed by the Company, at its option, at a redemption price of $.01 per Right.

     No fractional shares will be issued upon the exercise of any Right or Rights represented hereby (at the option of the Company, be represented by depositary receipts), but in lieu thereof, a cash payment shall be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights represented by the Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ____________________.


Attest:                                 CENTRAL BANCORP, INC.




By:_____________________________        By:_______________________________
   Secretary                               Title:


Countersigned:

REGISTRAR AND TRANSFER COMPANY




By______________________________
     Authorized Signatory

                  [Form of Reverse Side of Rights Certificate]




                               FORM OF ASSIGNMENT
                               ------------------

     (To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)


     FOR  VALUE  RECEIVED   ___________________________________________   hereby
sells, assigns and transfer unto _______________________________________________
                                 (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint_________________________ attorney, to transfer this Rights Certificate on the books of Central Bancorp, Inc. with full power of substitution.


Dated:______________________              ______________________________________
                                                       Signature


Signature Guaranteed:


Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.


                                   Certificate
                                   -----------

                           (to be completed, if true)

     The undersigned hereby certifies that the Rights represented by this Rights Certificate are not Beneficially Owned by an Acquiring Person, Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person (as such capitalized terms are defined in the Rights Agreement).



Dated:______________________              ______________________________________
                                                       Signature

Signature Guaranteed:

                  Form of Reverse Side of Rights Certificate --
                                    continued


                                     NOTICE

     The signature to the foregoing Assignment and the foregoing Certificate, if applicable, must correspond to the name as written upon the face of the Rights Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

     In the event that the foregoing Certificate is not duly executed, with signature guaranteed, the Company shall deem the Rights represented by this Rights Certificate to be Beneficially Owned by an Acquiring Person, Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person (as such capitalized terms are defined in the Rights Agreement), and shall affix a legend to that effect on any Rights Certificate issued in exchange for this Rights Certificate.

                  Form of Reverse Side of Rights Certificate --
                                    continued

                          FORM OF ELECTION TO EXERCISE
                          ----------------------------

     (To be executed by the registered holder if such holder desires to exercise the Rights Certificate.)

TO CENTRAL BANCORP, INC.

     The undersigned hereby irrevocably elects to exercise __________ whole Rights represented by this Rights Certificate to purchase shares of the Common Stock issuable upon the exercise of such Rights and requests a certificate for such Common Stock be issued in the name of:

Please insert social security
or other identifying number


          ____________________________________________________________

          ____________________________________________________________
                     (Please print name and address)




     If such number of Rights shall not be all the Rights represented by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

          ____________________________________________________________

          ____________________________________________________________
                     (Please print name and address)




Dated:______________________              ______________________________________
                                                       Signature



Signature Guaranteed:

                  Form of Reverse Side of Rights Certificate--
                                    continued

                                   Certificate
                                   -----------

                           (to be completed, if true)

     The undersigned hereby certifies that the Rights represented by this Rights Certificate are not Beneficially Owned by an Acquiring Person, Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person (as such capitalized terms are defined in the Rights Agreement).


Dated:______________________              ______________________________________
                                                       Signature



Signature Guaranteed:


                                     NOTICE

     The signatures to the foregoing Assignment and the foregoing Certificate, if applicable, must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

     In the event that the foregoing Certificate is not duly executed, with signature guaranteed, the Company shall deem the Rights represented by this Rights Certificate to be Beneficially Owned by an Acquiring Person, Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person (as such capitalized terms are defined in the Rights Agreement).

                               AMENDMENT NO. 1 TO
                               ------------------
                      AMENDED AND RESTATED RIGHTS AGREEMENT
                      -------------------------------------

     THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED RIGHTS AGREEMENT (this "Amendment") is made as of February 11, 2003 by and between Central Bancorp, Inc., a Massachusetts corporation (the "Company'), and Register and Transfer Company, a New Jersey corporation (the "Rights Agent"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Rights Agreement referenced below.

                                   BACKGROUND
                                   ----------

     WHEREAS, the Company and the Rights Agent entered into a Rights Agreement dated as of October 11, 2001, as amended and restated as of January 29, 2003 (as amended and restated, the "Rights Agreement"), pursuant to which the Board of Directors of the Company authorized and declared a dividend of one Right for each share of Common Stock outstanding at the close of business on the Record Date, and authorized the issuance of one Right with respect to each share of Common Stock that has or will become outstanding between the Record Date and prior to the Separation Time, upon the terms and subject to the conditions set forth in the Rights Agreement;

     WHEREAS, pursuant to Section 5.4 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in any respect prior to the Separation Time without any approval of the holders of the Rights; and

     WHEREAS, the Separation Time has not occurred;

     NOW, THEREFORE, the parties hereto, in consideration of the premises and agreements contained herein, intending to be legally bound hereby, agree as follows:

     1. The following new definition is added to Section 1.1 of the Rights Agreement to read as follows:

          "PL Capital-Stilwell-Seidman-Reichenbach Group" shall mean, collectively, PL Capital LLC, Richard Lashley, Richard Fates, Garrett Goodbody, Financial Edge Fund, L.P., Financial Edge Strategic Fund, L.P., Goodbody/PL Capital L.P., Goodbody/PL Capital LLC, John W. Palmer, Joseph Stilwell, Stilwell Associates, L.P., Stilwell Value Partners I, L.P., Stilwell Value Partners III, L.P., Stilwell Value Partners IV, L.P., Lawrence B. Seidman, Seidman and Associates, L.L.C., Seidman Investment Partnership, L.P., Seidman Investment
     Partnership II, L.P., Kerrimatt, L.P., Federal Holdings L.L.C., Pollack Investment Partnership, L.P., Dennis Pollack, Robert Williamson and Robert Reichenbach.

     2. A new Section 5.19 shall be added to the Rights Agreement to read as follows:

     5.19 PL Capital-Stilwell-Seidman-Reichenbach Group Litigation.
          --------------------------------------------------------

          Notwithstanding any other provision hereof, no public announcement or statement made by the Company (by any means) regarding the determination of the Board of Directors made on January 28, 2003, that the PL Capital-Stilwell-Seidman-Reichenbach Group constitutes an Acquiring Person shall be deemed to constitute a Distribution Date or in any other way trigger or attempt to trigger this Agreement prior to such time as no court order precludes announcement of a Distribution Date or other triggering of this Agreement.

     3. Full Force and Effect.  This Amendment shall be effective as of the date
        ---------------------
hereof. Except as expressly amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     4.  Governing  Law.  This  Amendment  shall be deemed to be a contract made
         --------------
under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of such Commonwealth applicable to contracts to be made and performed entirely within such Commonwealth.

     5.  Counterparts.   This  Amendment  may  be  executed  in  any  number  of
         ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                         (signatures on following page)

     IN WITNESS WHEREOF, the Company and the Rights Agent have caused this Amendment to be duly executed as of the day and year first above written.

                              CENTRAL BANCORP, INC.



                              By:/s/ John D. Doherty
                                ---------------------------------------------
                              Name:  John D. Doherty
                              Title: President and Chief Executive Officer




                              REGISTRAR AND TRANSFER COMPANY



                              By:/s/ William P. Tatler
                                ---------------------------------------------
                              Name:  William P. Tatler
                              Title: Vice President

                               AMENDMENT NO. 2 TO
                               ------------------
                      AMENDED AND RESTATED RIGHTS AGREEMENT
                      -------------------------------------

     THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED RIGHTS AGREEMENT (this "Amendment No. 2") dated May 22, 2003 by and between Central Bancorp, Inc., a Massachusetts corporation (the "Company"), and Register and Transfer Company, N.A., a New Jersey corporation (the "Rights Agent"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Rights Agreement referenced below.

                                   BACKGROUND
                                   ----------

     WHEREAS, the Company and the Rights Agent entered into an Amended and Restated Rights Agreement, dated as of January 29, 2003 (as amended, the "Rights Agreement"), as amended by Amendment No. 1, dated as of February 11, 2003;

     WHEREAS, in connection with a settlement made pursuant to that certain Settlement Agreement and Mutual Release, dated as of February 26, 2003, by and among the Company, Nancy D. Neri, Gregory W. Boulos, Paul E. Bulman, John D. Doherty, Joseph R. Doherty and Terrence D. Kenney and Robert Reichenbach, on behalf of himself and his related entities (the "Settlement Parties"), the Settlement Parties sold 37,951 shares of Common Stock (the "Settlement Shares") and the associated Rights attached thereto;

     WHEREAS, pursuant to Section 5.4 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in any respect prior to the Separation Time without any approval of the holders of the Rights; and

     WHEREAS, the Separation Time has not occurred;

     NOW, THEREFORE, the parties hereto, in consideration of the premises and agreements contained herein, intending to be legally bound hereby, agree as follows:

     1. A new Section 5.20 shall be added to the Rights Agreement to read as follows:

          5.20 Rights of Settlement Agreement Shares.
               -------------------------------------

               Notwithstanding any other provision hereof, the Rights attached to the shares of Common Stock sold in connection with that certain settlement made pursuant to that certain Settlement Agreement and Mutual Release, dated as of February 26, 2003, by and among the Company, Nancy D. Neri, Gregory W. Boulos, Paul E. Bulman, John D. Doherty, Joseph R. Doherty and Terrence D. Kenney and Robert Reichenbach, on behalf of himself and his related entities shall not be voidable or void and any holder of such Rights shall hereafter have the right to exercise or transfer such Rights.

     2. Full Force and Effect. This Amendment No. 2 shall be effective as of the
        ---------------------
date hereof. Except as expressly amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     3.  Governing  Law.  This  Amendment No. 2 shall be deemed to be a contract
         --------------
made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of such Commonwealth applicable to contracts to be made and performed entirely within such Commonwealth.

     4.  Counterparts.  This  Amendment  No. 2 may be  executed in any number of
         ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                         (signatures on following page)

     IN WITNESS WHEREOF, the Company and the Rights Agent have caused this Amendment No. 2 to be duly executed as of the day and year first above written.

                                CENTRAL BANCORP, INC.


                                By:/s/ John D. Doherty
                                   -----------------------------------------
                                   Name: John D. Doherty
                                   Title: President and Chief Executive Officer


                                REGISTRAR AND TRANSFER COMPANY


                                By:/s/ William P. Tatler
                                   -----------------------------------------
                                   Name:  William P. Tatler
                                   Title: Vice President

                               AMENDMENT NO. 3 TO
                               ------------------
                      AMENDED AND RESTATED RIGHTS AGREEMENT
                      -------------------------------------

Amendment No. 3, dated as of July 24, 2003 ("Amendment No. 3"), between Central Bancorp, Inc., a Massachusetts corporation (the "Company"), and Register and Transfer Company as rights agent (the "Rights Agent"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Rights Agreement referenced below.

          WHEREAS, the Company and the Rights Agent entered into a Rights Agreement, dated as of October 11, 2001 (as restated and amended to date, the "Rights Agreement"); and

          WHEREAS, the Company desires to amend the Rights Agreement in accordance with Section 5.4.

          NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment No. 3, the parties hereby agree as follows:

     1. Definition of Acquiring Person. The definition of "Acquiring Person" set
        ------------------------------
forth in Section 1.1 of the Rights Agreement shall be revised in its entirety to read as follows:

     "Acquiring Person" shall mean any Person who is a Beneficial Owner of 10% or more of the outstanding shares of the Common Stock. In addition, an "Acquiring Person" shall include:

          (i) Any present or future interested stockholder (as defined by M.G.L. Chapter 110F) or filer of a Schedule 13G (as referenced in such Chapter 110F) or a Schedule 13D with respect to shares of Common Stock who, without the prior approval of the Board of Directors of the Company: (a) increases, after the later of the date of this amendment and the date on which such Person first became an interested stockholder or first filed a Schedule 13G or Schedule 13D, its beneficial ownership of Common Stock by one percent or more of the outstanding Common Stock within any twelve month period; or (b) takes, after the date of this amendment and during the three year period following the date such Person first became an interested stockholder or a Schedule 13G or Schedule 13D filer, any public action which, in the good faith judgment of the Board of Directors, has the purpose or effect of advocating that the Company pursue, or otherwise seeking to cause the Company to pursue, a potential sale, unless such Person has made a bona fide proposal to effect a business combination of the Company with such Person or with another entity compliant with such Chapter 110F.

          (ii) Jewelcor Management, Inc. and any Affiliate thereof, if, after the date of this amendment and prior to May 7, 2006, any such Person, without the prior approval of the Board of Directors of the Company: (a) increases its beneficial ownership of Common Stock by more than one percent of the outstanding Common Stock within any twelve month period; or (b) takes any action which, in the good faith judgment of the Board of Directors, has the purpose or effect of influencing control of the Company, unless such Person has made a bona fide proposal to effect a business combination of the Company with such Person compliant with such Chapter 110F.

          Notwithstanding the foregoing, the term "Acquiring Person" shall not include:

          (i) any Person who would otherwise have become an Acquiring Person solely as a result of an acquisition by the Company of shares of Common Stock, until such time thereafter as such Person shall become the Beneficial Owner (other than by means of a stock dividend or stock split) of any additional shares of Common Stock; or

          (ii) any Person who would otherwise have become an Acquiring Person solely as a result of purchasing the Common Stock directly from the Company pursuant to a written agreement with the Company; or

          (iii) the Company, a wholly owned Subsidiary of the Company, or any employee stock ownership or other employee benefit plan of the Company or a wholly owned Subsidiary of the Company, or any employee stock benefit trust established by the Company or a wholly owned subsidiary of the Company (an "Employee Plan Trust"); or

          (iv) John D. Doherty and his Affiliates and Associates provided that he does not become the Beneficial Owner of 20% or more of the outstanding shares of the Common Stock.

     2. Full Force and Effect. This Amendment No. 3 shall be effective as of the
        ---------------------
date hereof. Except as expressly amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     3.  Governing  Law.  This  Amendment No. 3 shall be deemed to be a contract
         --------------
made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of such Commonwealth applicable to contracts to be made and performed entirely within such Commonwealth.

     4.  Counterparts.  This  Amendment  No. 3 may be  executed in any number of
         ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                         (signatures on following page)

     IN WITNESS WHEREOF, the Company and the Rights Agent have caused this Amendment No. 3 to be duly executed as of the day and year first above written.

                              CENTRAL BANCORP, INC.


                              By:/s/ John D. Doherty
                                 ------------------------------------
                                 Name:  John D. Doherty
                                 Title: Chairman, President and Chief
                                           Executive Officer


                              REGISTRAR AND TRANSFER COMPANY


                              By:/s/ William P. Tatler
                                 ------------------------------------
                                 Name:  William P. Tatler
                                 Title: Vice President

                               AMENDMENT NO. 4 TO
                      AMENDED AND RESTATED RIGHTS AGREEMENT

Amendment No. 4, dated as of August 4, 2003 ("Amendment No. 4"), between Central Bancorp, Inc., a Massachusetts corporation (the "Company"), and Register and Transfer Company as rights agent (the "Rights Agent"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Rights Agreement referenced below.

     WHEREAS, the Company and the Rights Agent entered into a Rights Agreement, dated as of October 11, 2001 (as restated and amended to date, the "Rights Agreement"); and

     WHEREAS, the Company desires to amend the Rights Agreement in accordance with Section 5.4.

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment No. 4, the parties hereby agree as follows:

     1. Definition of Acquiring Person.

     (a)The definition of "Acquiring Person" set forth in Section 1.1 of the Rights Agreement shall be amended by inserting in paragraph (i) thereof, following the words "with respect to shares of Common Stock":

     (other than PL Capital, LLC, Financial Edge Fund, L.P., Financial-Edge Strategic Fund, L.P., Goodbody/PL Capital, L.P., Goodbody/PL Capital, LLC, Richard Lashley, John W. Palmer, Richard J. Fates and the Estate of Garrett Goodbody during the Standstill Period as defined in the Agreement dated August 4, 2003 among PL Capital, LLC, the Company and others)

     (b) The definition of "Acquiring Person" set forth in Section 1.1 of the Rights Agreement shall be amended by inserting in paragraph (i) thereof, following then words "during the three year period":

     (which three year period shall be tolled during the Standstill Period referenced above for those persons and entities subject to it)

     2. Full Force and Effect. This Amendment No. 4 shall be effective as of the date hereof. Except as expressly amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     3. Governing Law. This Amendment No. 4 shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of such Commonwealth applicable to contracts to be made and performed entirely within such Commonwealth.

     4. Counterparts. This Amendment No. 4 may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


                         (signatures on following page)


     IN WITNESS WHEREOF, the Company and the Rights Agent have caused this Amendment No. 4 to be duly executed as of the day and year first above written.

                                            CENTRAL BANCORP, INC.


                                            By:/s/John D. Doherty
                                               --------------------------------
                                            Name:John D. Doherty
                                            Title:Chairman, President and
                                            Chief Executive Officer


                                            REGISTRAR AND TRANSFER COMPANY


                                            By:/s/William P. Tatler
                                               --------------------------------
                                            Name:William P. Tatler
                                            Title:Vice President